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                                                                    Exhibit 99.2

Headhunter.net Selected as Sole Provider of Job Listings On Yahoo! Careers; Agreement Creates One of the Most Comprehensive Career Destinations on the Web

ATLANTA--(BUSINESS WIRE)--March 7, 2001--Headhunter.net (Nasdaq:HHNT), a leading online job awareness and recruiting site, today announced an agreement to collaborate with Yahoo! Inc. (Nasdaq:YHOO), a leading global Internet communications, commerce and media company. Under the agreement, Headhunter.net has been chosen as the sole provider of job listings for Yahoo!(R)Careers (http://careers.yahoo.com). The relationship pairs Yahoo! Careers' robust tools and services with Headhunter.net's high quality job listings to offer Yahoo! consumers a one-stop-shop for career management. Headhunter.net has also issued Yahoo! a warrant to purchase shares of its stock. Terms of the agreement were not disclosed.

"Employers look to Headhunter.net for exposure and access to the highest quality and quantity of job seekers in the market," said Bob Montgomery, president and CEO, Headhunter.net. "We are thrilled to team up with Yahoo! Careers to give U.S.-based companies access to one of the largest networks of job seekers on the Web."

"Through our relationship with Headhunter.net, Yahoo! Careers is now one of the most comprehensive career destinations on the Web," said Ellen Siminoff, senior vice president of small business, Yahoo!. "By listening to both job seekers and employers, we continue to build enhancements to make Yahoo! Careers more essential to business and consumers. Headhunter.net's job listings are a great addition to the tools and services we currently offer."

The combination of Headhunter.net and Yahoo! Careers provides job seekers and employers with one of the largest career resource sites available on the Internet. Job seekers benefit from Headhunter.net's high quality job listings as well as easy access to a resume building resource center, salary comparisons, expert advice and other career management tools through Yahoo! Careers. Seamless integration allows employers increased exposure for their jobs and access to millions of resumes through both Yahoo! Careers and Headhunter.net.

"Headhunter.net's focus on building one of the largest sales teams with unparalleled commitment to customer service, helps set us apart from our competitors," added Montgomery. "Through this agreement with Yahoo! Careers, we have taken huge strides in providing employers with one of the most powerful recruiting tools available today."

As one of the leading recruiting destinations on the Web, Yahoo! Careers offers a one-stop-shop for career management. Yahoo! Careers brings information and services together in one location, empowering job seekers to fulfill their career aspirations and enabling companies to fill positions with qualified candidates more efficiently. Yahoo! Careers also provides consumers with a comprehensive resume builder; career-related news; in-depth industry and company advice for the college graduate or aspiring entrepreneur; salary calculators and benefit information; relocation resources; networking forums including chats, clubs, message boards; and employment experts.


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About Headhunter.net

Headhunter.net (www.Headhunter.net) is a leading national online recruiting and job awareness site, empowering candidates and corporations to manage the job search process. The site features more than one million resumes and hundreds of thousands of jobs representing 10,000 of the nation's top employers across virtually every industry. Attracting more than six million job seeker visits a month, Headhunter.net distinguishes itself by providing job seekers privacy when searching and applying for jobs, and allows job seekers and job posters to manage and track the visibility and performance of their listings. Headhunter.net is based in Atlanta, GA with 16 additional offices nationwide.

Yahoo! and the Yahoo! logo are trademarks and/or registered trademarks of Yahoo! Inc.

All other names are trademarks and/or registered trademarks of their respective owners.

Forward-Looking Statements

Some of the preceding statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Examples of words indicating forward-looking statements include "believes," "expects" and "will". These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the Company's operations and business environment, including the availability of financing on favorable terms, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Please see the section entitled "Risk Factors" in Amendment No. 1 to the Company's Form S-4 Registration Statement, filed with the Securities and Exchange Commission on June 19, 2000, which is incorporated by reference in this press release, for a list of such uncertainties and factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future events, or otherwise.

CONTACT:    Creaxion
            Liza Mooney, 404/495-4427
            Pager: 800/408-5480
            liza@creaxion.com
            or
            Yahoo!
            Nancy Gallinghouse, 408/530-5229
            nancyeg@yahoo-inc.com


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